UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 7, 2004

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 583-9029

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

On January 7, 2004, The Wet Seal, Inc. (the “Company”) announced strategic initiatives involving the potential sale or closure of all 31 Zutopia stores. The Company also announced that Jennifer Pritchard has been named president of the Arden B. division, following the resignation of Greg Scott. A copy of the Company’s press release appears as Exhibit 99.1 to this Current report and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(a) Financial	Statements of Business Acquired.

Not Applicable.

(b) Pro	Forma Financial Information.

Not Applicable.

(c) Exhibits.

99.1	Copy of press release, dated January 7, 2004, issued by the Company.

99.2	Copy of press release, dated January 8, 2004, issued by the Company.

Item 12.    Disclosure of Results of Operations and Financial Condition

On January 8, 2004, the Company reported its net sales for the five-week period ended January 3, 2004 and announced estimated financial results for the fourth quarter of fiscal 2003. A copy of the Company’s press release appears as Exhibit 99.2 to this Current report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: January 9, 2004	By:	/s/ William Langsdorf

Name: William Langsdorf
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Copy of press release, dated January 7, 2004, issued by the Company.

99.2	Copy of press release, dated January 8, 2004, issued by the Company.